                            STOCKHOLDERS AGREEMENT


      STOCKHOLDERS AGREEMENT, dated June 24, 1997 (this "Agreement"), by and among Triarc Companies, Inc., a Delaware corporation (the "Parent") and each of the other parties signatory hereto (each, a "Stockholder" and, collectively, the "Stockholders").

                            RECITALS

        A. Concurrently herewith, the Parent, CCB Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Parent ("Mergerco"), and Cable Car Beverage Corporation, a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as amended or modified from time to time, the "Merger Agreement"; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement) pursuant to which Mergerco will be merged with and into the Company (the "Merger").

         B. As of the date hereof, each of the Stockholders Beneficially Owns (as defined below) the number of shares of the Common Stock, par value $.01 per share, of the Company ("Company Common Stock") set forth opposite such Stockholder's name on Schedule I hereto.

         C. As an inducement and a condition to entering into the Merger Agreement, the Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                 1. Provisions Concerning Company Common Stock. Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with Section 7.1 thereof, at any meeting of the holders of Company
     Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) the Company Common Stock held of record or Beneficially Owned by such Stockholder (but excluding the Company Common Stock identified as Excluded Shares on Schedule I hereto), whether heretofore owned or hereafter acquired (collectively, the "Shares"), (i) in favor of approval of the Merger Agreement and the transactions contemplated thereby (the "Contemplated Transactions"), including, without limitation, the Merger, and any actions required in furtherance thereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or the Contemplated Transactions; and
     (iii) except as otherwise agreed to in writing in advance by the Parent, against the following actions (other than the Merger and the other Contemplated Transactions): (A) any Acquisition Proposal; or
     (B) (1) any change in a majority of the Stockholders who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which is intended, or could reasonably be expected, to prevent, or delay beyond the date specified in Section 7.1(b)(1) of the Merger
     Agreement, the Merger or the Contemplated Transactions.  Such
     Stockholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in Section 1 or 3 hereof.

           For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the
     "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act. For the purposes of this Agreement, "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Authority.

             2.   Irrevocable Proxy.   In the event the Stockholder shall
     fail to comply with the provisions of Section 1, the Stockholder hereby agrees that such failure shall result, without any further action by the Stockholder, in the irrevocable appointment of the Parent and each of its officers, as its attorney and proxy pursuant to the provisions of
     Section 212 of the General Corporation Law of the State of Delaware, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares which the Stockholder is entitled to vote at any meeting of the holders of Company Common Stock (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1 (the

     "Proxy"). This Proxy and power of attorney is irrevocable and coupled with an interest. The Stockholder hereby revokes all other proxies and powers of attorney with respect to such Shares that it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. All obligations of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and/or assigns of the Stockholder.

           3. Grant of Option. Each Stockholder severally grants to the Parent an exclusive and irrevocable option (an "Option") to purchase such Stockholder's Shares in whole but not in part, subject to the provisions of Section 4 hereof, at the Option Price (as defined below) at any time after the Company shall have (a) delivered to the Parent a Transaction Notice or (b) shall have furnished confidential information to any Person or entered into negotiations with any Person with respect to an Acquisition Proposal; provided, that if the Merger Agreement is terminated pursuant to Section 7.1(c)(iii), 7.1(d)(i) or 7.1(d)(iii) of the Merger Agreement and this Agreement does not terminate in accordance with Section 5 hereof, then the Options granted hereunder shall expire at 5:00 p.m. (New York City time) on the tenth (10th) Business Day following such termination of the Merger Agreement unless the Parent shall have delivered a written notice to each Stockholder of its exercise of the Options in accordance with Section 4 hereof. For purposes of this Agreement, the "Option Price" with respect to each share of Company Common Stock to be purchased by the exercise of any Option shall be an amount in cash equal to the product obtained by multiplying (a) 0.1722 (the "Option Conversion Price") times (b) the Option Average Parent Share Price (as defined below); provided, that (i) if the Option Average Parent Share Price shall be less than $18.875, then the Option Conversion Price shall be adjusted so that it shall equal the quotient obtained by dividing (A) $3.25 by (B) the Option Average Parent Share Price, and (ii) if the Option Average Parent Share Price shall be greater than $24.50, then the Option Conversion Price shall be adjusted so that it shall equal the quotient obtained by dividing (x) $4.22 by (y) the Option Average Share Price. For the purposes of this Section 3, "Option Average Share Price" means the average (without rounding) of the closing prices per share of Parent Class A Common Stock on the NYSE on the NYSE
      Composite Tape for the fifteen (15) consecutive trading days ending on the NYSE trading day immediately preceding the date of the closing of the exercise of the Option.

         4.    Exercise of Option.  The Parent shall exercise each and every
      Option granted hereunder simultaneously.   In the event the Parent
      wishes to exercise the Options, the Parent shall send a written notice to each Stockholder specifying the place (which shall be either Denver, Colorado or New York, New York), time and date (which, to the extent practicable in the reasonable judgment of the Parent, shall be no earlier than forty-eight (48) hours after the delivery of such notice) for the
      closing of such purchase.   At the closing for the exercise of the
      Options:

             (a) the Parent shall deliver to each Stockholder a certified or bank check or checks payable to or upon the order of such Stockholder in an amount equal to the aggregate Option Price of the Shares being purchased from such Stockholder; and

             (b) each Stockholder shall deliver to the Parent a duly executed certificate or certificates representing the number of Shares being purchased duly endorsed in blank or accompanied by appropriate stock powers duly endorsed in blank.

           5. Termination. This Agreement, including the Options granted hereunder, shall terminate on the earlier to occur of (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to the following provisions of the Merger Agreement: Section 7.1(a), 7.1(b), 7.1(c)(i) or 7.1(d)(iv), or Section 7.1(c)(iii), 7.1(d)(i) or 7.1(d)(iii),
     provided that in the case of a termination of the Merger Agreement pursuant to Section 7.1(c)(iii), 7.1(d)(i) or 7.1(d)(iii) of the Merger Agreement, this Agreement shall terminate only if the Company or its stockholders shall not have received an Acquisition Proposal, and the Board of Directors of the Company shall not have withdrawn, or modified or changed in a manner adverse to the Parent or Mergerco, its approval or recommendation of the Merger Agreement or the Merger;
     and (c) the date that is 31 days after the date set forth in Section 7.1(b)(i) of the Merger Agreement, as such date as set forth in Section 7.1(b)(i) of the Merger Agreement may be extended, modified or waived from time to time in accordance with the provisions of the Merger Agreement.

              6. Representations and Warranties. Each Stockholder hereby represents and warrants to the Parent and Mergerco as follows:

            (a) Ownership of Company Common Stock. Such Stockholder is, as of the date hereof, the record and Beneficial Owner of the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto constitutes all of the Company Common Stock owned of record or Beneficially Owned by such Stockholder.
Such Stockholder has good and valid title, and sole voting power and sole power to issue instructions with respect to the matters set forth in
Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement (including, without limitation, to execute and deliver the Proxy), in each case with respect to all of the

Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto, with no limitations, qualifications, encumbrances or restrictions on such rights (other than those created under this Agreement) except as set forth on Schedule I hereto.

              (b) Power, Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee who is not a party to this Agreement and whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. The Stockholder has not entered into any voting agreement or trust or other stockholder agreement with respect to any Company Common Stock
        Beneficially Owned or held of record by such Stockholder or granted to any Person any proxy (revocable or irrevocable) or power-of-attorney with respect to such Company Common
        Stock other than the Proxy expressly contemplated hereby. If such Stockholder is married and such Stockholder's Company
        Common Stock constitutes community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse.

            (c) No Conflicts. (i) Other than the filing of Forms 13-D pursuant to the Securities Exchange Act of 1934, as amended, and such other filings, consents, authorizations and approvals as are contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

          (ii) None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of its governing documents (as applicable) or any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

          (d) As of the date hereof, there is (i) no suit, claim, action, proceeding, review or investigation pending, or to the knowledge of such Stockholder, threatened against the Stockholder, and (ii) no judgment, decree, order, writ or injunction of any Governmental Authority to which the Stockholder or his or her assets are subject, that could materially impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby.

           (e) No Finder's Fees. No broker, investment banker, financial advisor or other Stockholder is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger or the other Contemplated Transactions based upon arrangements made by or on behalf of such Stockholder or any of his or her affiliates or, to the knowledge of such Stockholder, the Company or any of its affiliates, other than the fee payable to Montgomery Securities in connection with its providing financial advice to the Company and the Company's Board of Directors and delivery of the Company Fairness Opinion.

           (f) Reliance by the Parent. Such Stockholder understands and acknowledges that the Parent is entering into the Merger
     Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

                 7.   Covenants.

           (a) Other Potential Acquirors. Such Stockholder (i) shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any potential Acquisition Proposal, in his or her capacity as such, and (ii) from and after the date hereof shall not, in such capacity, directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), engage in any discussions or negotiations with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or authorize or permit any of such Stockholder's agents to do so, and such Stockholder shall promptly notify the Parent of any offers, proposals, inquiries or Acquisition Proposals and shall provide a copy of any such written proposal and a summary of any oral proposal to the Parent immediately after receipt thereof (and shall specify the material terms and conditions of such proposal and identify the Person making such proposal) and thereafter keep the Parent promptly advised of any developments with respect thereto.

           (b) Restriction on Transfer, Proxies and Non-Interference. Such Stockholder shall not, directly or indirectly, except as contemplated by the Merger Agreement and this Agreement:
     (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warrant of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

         8. Further Assurances. From time to time, at the Parent's request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         9.   Stop Transfer.    Each Stockholder agrees with, and covenants
     to, the Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of Company Common Stock or the like, the term "Company Common
     Stock" shall be deemed to refer to and include the Company
     Common Stock as well as all such stock dividends and distributions and any Company Common Stock into which or for which any or all of the Company Common Stock may be changed or exchanged.

         10. Disclosure. Each Stockholder hereby agrees to permit the Parent to publish and disclose in the S-4 and the Proxy Statement (including all documents and schedules filed with the SEC), and any press release or other disclosure document which the Parent, in its sole discretion, determines to be necessary or desirable in connection with the Merger and any transactions related thereto, such Person's identity and ownership of Company Common Stock and the nature of his or her commitments, arrangements and understandings under this Agreement.

               11.  Miscellaneous.

               (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               (b) Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of his or her Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

               (c) Assignment. This Agreement shall not be assigned by the Company or any Stockholder by operation of law or otherwise without the prior written consent of the other party.
     The Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of the Parent.

               (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or, except as expressly provided herein, terminated, with respect to any Stockholder, except upon the execution and delivery of a written agreement executed by such Stockholder and the Parent; provided that Schedule I hereto may be supplemented by the Parent by adding the name and other relevant information concerning any Stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added Stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

               (e)  Notices.   All notices and other communications
     hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telecopier, telex or telegram or mailed by registered or certified mail, postage prepaid, as follows:

 If to any Stockholder:       At the addresses set forth on Schedule I hereto

 with a copy to:


                              Krys Boyle Freedman Scott & Sawyer, P.C.
                              Dominion Plaza
                              600 Seventeenth Street
                              Suite 2700, South Tower
                              Denver, Colorado  80202
                              Attention:  Thomas Boyle, Esq.
                              Telecopy:   (303) 893-2882


      If to the Parent:
                              Triarc Companies, Inc.
                              280 Park Avenue
                              New York, New York 10017
                              Attention:  Brian L. Schorr, Esq.
                              Telecopy:    (212) 451-3216


      with a copy to:
                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, New York  10019-6064
                              Attention:  Neale M. Albert, Esq.
                              Telecopy:    (212) 373-2315



    Except as otherwise specified herein, all notices and other communications shall be considered to have been duly given on the first to occur of (a) the date of delivery if delivered personally on a Business Day during normal business hours, and if not, on the next occurring Business Day, (b) five (5) days following posting if transmitted by mail, (c) the date of transmission with confirmed answer-back if transmitted by telex on a Business Day during normal business hours, and if not, on the next occurring Business Day, or (d) the date of receipt if transmitted by telecopier or facsimile on a Business Day during normal business hours, and if not, on the next occurring Business Day. Any party may change his, her or its address for purposes hereof by notice to the other party given as provided in this Section 9(e).

              (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

               (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

               (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

               (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his, her or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his, her or its right to exercise any such or other right, power or remedy or to demand such compliance.

                (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together shall constitute one and the same Agreement.

                (m) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK,
WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF,

EXCEPT TO THE  EXTENT THAT THE GENERAL CORPORATION LAW OF THE STATE
OF
DELAWARE APPLY.

                (n) NO LIMITATION OF FIDUCIARY DUTIES. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NONE OF THE PROVISIONS HEREIN SHALL BE
DEEMED
TO RESTRICT OR LIMIT ANY FIDUCIARY DUTY ANY OF THE STOCKHOLDERS MAY
HAVE
AS A MEMBER OF THE BOARD OF DIRECTORS OF THE COMPANY; PROVIDED, THAT
NO SUCH
DUTY SHALL EXCUSE ANY OF THE STOCKHOLDERS








                        [Intentionally left blank]

FROM HIS OBLIGATIONS AS A STOCKHOLDER TO VOTE THE SHARES OF THE
COMPANY
COMMON STOCK AS HEREIN PROVIDED, AND TO OTHERWISE COMPLY WITH EACH
OF THE
TERMS AND CONDITIONS OF THIS AGREEMENT.

           IN WITNESS WHEREOF, the Parent and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.




                                               TRIARC COMPANIES, INC.



BY(Signature)                                  /s/ Brian L. Schorr
(Name and Title)                               Brian L. Schorr
                                               Executive Vice President





                                                STOCKHOLDERS:


BY(Signature)                                   /s/ Samuel M. Simpson
(Name)                                          Samuel M. Simpson



BY(Signature)                                  /s/ Susan L. Neff
(Name)                                         Susan L. Neff



BY(Signature)                                  /s/ William H. Rutter
(Name)                                         William H. Rutter






BY(Signature)                                   /s/ Susan L. Fralick
(Name)                                          Susan L. Fralick

                             ACKNOWLEDGMENT:

      The undersigned hereby acknowledges the terms and provisions of Section 9 of this Agreement.

                                     CABLE CAR BEVERAGE CORPORATION



BY(Signature)                             /s/ Samuel M. Simpson
(Name and Title)                          Samuel M. Simpson
                                          President

                                                             Schedule I
                                                             ----------
                              Shares of
Stockholder                   Company              Excluded
Name and Address              Common Stock          Shares         Shares
----------------              ------------         --------        ------
Samuel M. Simpson               723,643               0           723,643<FN1>
3005 Cherry Ridge Road
Cherry Hills Village, CO
80110

Susan L. Neff                   381,234               0            381,234
3005 Cherry Ridge Road
Cherry Hills Village, CO
80110

William H. Rutter               666,532          10,000<FN2>       656,532
1868 South Highland Drive
Moab, UT  84532

Susan L. Fralick                  7,200           5,000<FN3>         2,200
1868 South Highland Drive
Moab, UT 84532
-----------------------------------

<FN1>
60,000 of Mr. Simpson's Shares have been pledged to William H. Rutter as security.

<FN2>
Mr. Rutter's Excluded Shares are comprised of 10,000 shares in a trust for his benefit, for which Cynthia S. Rutter is trustee.

<FN3>
Ms. Fralick's Excluded Shares are comprised of 5,000 shares in an IRA account.